   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1997
                                            REGISTRATION STATEMENT NO. 333-34679

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1

                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        AFFILIATED MANAGERS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                             6719                            04-32-18510
   (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
 of incorporation or organization)     Classification Code Number)            Identification No.)

                            ------------------------

                      TWO INTERNATIONAL PLACE, 23RD FLOOR
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 747-3300
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)

                            ------------------------

                                WILLIAM J. NUTT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        AFFILIATED MANAGERS GROUP, INC.
                      TWO INTERNATIONAL PLACE, 23RD FLOOR
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 747-3300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

            MARTIN CARMICHAEL III, P.C.                             DAVID B. HARMS, ESQ.
            GOODWIN, PROCTER & HOAR LLP                             SULLIVAN & CROMWELL
                   Exchange Place                                     125 Broad Street
            Boston, Massachusetts 02109                           New York, New York 10004
                   (617) 570-1000                                      (212) 558-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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

                                EXPLANATORY NOTE

     This Amendment No. 1 to the Affiliated Managers Group, Inc. Registration Statement on Form S-1 is being filed for the purpose of filing certain Exhibits.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on September 19, 1997.


                                            AFFILIATED MANAGERS GROUP, INC.

                                            By: /s/ WILLIAM J. NUTT
                                              ----------------------------------
                                              WILLIAM J. NUTT
                                              PRESIDENT, CHIEF EXECUTIVE OFFICER
                                              AND CHAIRMAN OF THE BOARD OF
                                              DIRECTORS


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              TITLE                        DATE
               ----------                              -----                        -----

           /s/ WILLIAM J. NUTT           President, Chief Executive
   -----------------------------------   Officer and Chairman of the Board
               WILLIAM J. NUTT           of Directors (Principal Executive
                                         Officer)                            September 19, 1997

                    *                    Senior Vice President (Principal
   -----------------------------------   Financial Officer and Principal
             BRIAN J. GIRVAN             Accounting Officer)                 September 19, 1997

                    *
   -----------------------------------
            RICHARD E. FLOOR             Director                            September 19, 1997

                    *
   -----------------------------------
             ROGER B. KAFKER             Director                            September 19, 1997

                    *
   -----------------------------------
            P. ANDREWS MCLANE            Director                            September 19, 1997

                    *
   -----------------------------------
            W.W. WALKER, JR.             Director                            September 19, 1997


*By: /s/ NATHANIEL DALTON
     --------------------------------------------

         NATHANIEL DALTON, ATTORNEY-IN-FACT

                                 EXHIBIT INDEX



    *1.1     Form of Underwriting Agreement
    *1.2     Form of International Underwriting Agreement
    +2.1     Purchase Agreement dated August 15, 1997 by and among the Registrant, Tweedy,
             Browne Company L.P. and the partners of Tweedy, Browne Company L.P. (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
    +2.2     Agreement and Plan of Reorganization dated August 15, 1997 by and among the
             Registrant, AMG Merger Sub, Inc., GeoCapital Corporation, GeoCapital, LLC and
             the stockholders of GeoCapital Corporation (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
    +2.3     Stock Purchase Agreement dated as of January 17, 1996 by and among the
             Registrant, First Quadrant Holdings, Inc., Talegen Holdings, Inc., certain employees of First Quadrant Corp. and the other parties identified therein
             (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
     2.4     Amendment to Stock Purchase Agreement by and among the Registrant, First
             Quadrant Holdings, Inc., Talegen Holdings, Inc., certain managers of First
             Quadrant Corp. and the Management Corporations identified therein, effective as of March 28, 1996
    +2.5     Partnership Interest Purchase Agreement dated as of June 6, 1995 by and among the Registrant, Mesirow Asset Management, Inc., Mesirow Financial Holdings,
             Inc., Skyline Asset Management, L.P., certain managers of Mesirow Asset
             Management, Inc. and the Management Corporations identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
     2.6     Amendment, made by and among Mesirow Financial Holdings, Inc. and the
             Registrant, to Partnership Interest Purchase Agreement by and among the
             Registrant, Mesirow Asset Management, Inc., Mesirow Financial Holdings, Inc.,
             Skyline Asset Management, L.P., certain managers of Mesirow Asset Management,
             Inc. and the Management Corporations identified therein, effective as of August
             30, 1995
    *3.1     Form of Amended and Restated Certificate of Incorporation
    *3.2     Form of Restated Certificate of Incorporation
    *3.3     Form of Amended and Restated By-laws
    *4.1     Specimen certificate for shares of Common Stock of the registrant
    +4.2     Form of Credit Agreement dated as of                , 1997 by and among Chase
             Manhattan Bank and the other lenders identified therein and the Registrant
             (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
    *4.3     Stock Purchase Agreement dated November 7, 1995, by and among the Registrant, TA
             Associates, NationsBank, The Hartford, and the additional parties listed on the signature pages thereto (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
    *4.4     Preferred Stock and Warrant Purchase Agreement dated August 15, 1997 between the
             Registrant and Chase Capital (excluding schedules and exhibits, which the
             Registrant agrees to furnish supplementally to the Commission upon request)
    *4.5     Securities Purchase Agreement dated August 15, 1997 between the registrant and
             Chase Capital (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
    *5.1     Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered

   *10.1     Amended and Restated Stockholders' Agreement dated                , 1997, by and
             among the Registrant and TA Associates, NationsBank, The Hartford, Chase Capital
             and the additional parties listed on the signature pages thereto
   +10.2     Form of Tweedy, Browne Company LLC Limited Liability Company Agreement dated
                            , 1997 by and among the Registrant and the other members
             identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   +10.3     Form of GeoCapital, LLC Amended and Restated Limited Liability Company Agreement
             dated                , 1997 by and among the Registrant and the members
             identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   +10.4     First Quadrant, L.P. Amended and Restated Limited Partnership Agreement dated
             March 28, 1996 by and among the Registrant and the partners identified therein
             (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   *10.5     Amendment to First Quadrant, L.P. Amended and Restated Limited Partnership
             Agreement by and among the Registrant and the partners identified therein, effective as of October 1, 1996
   *10.6     Second Amendment to First Quadrant, L.P. Amended and Restated Limited
             Partnership Agreement by and among the Registrant and the partners identified therein, effective as of December 31, 1996
   +10.7     First Quadrant U.K., L.P. Limited Partnership Agreement dated March 28, 1996 by and among the Registrant and the partners identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   +10.8     Skyline Asset Management, L.P. Amended and Restated Limited Partnership
             Agreement dated August 31, 1995 by and among the Registrant and the partners identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   *10.9     Amendment to Skyline Asset Management, L.P. Amended and Restated Limited
             Partnership Agreement by and among the Registrant and the partners identified therein, effective as of August 1, 1996
   *10.10    Second Amendment to Skyline Asset Management, L.P. Amended and Restated Limited
             Partnership Agreement by and among the Registrant and the partners identified therein, effective as of December 31, 1996
   *10.11    Affiliated Managers Group, Inc. 1997 Stock Option and Incentive Plan
   *10.12    Affiliated Managers Group, Inc. 1997 Employee Stock Purchase Plan
   *11.1     Statement regarding computation of per share earnings
   *21.1     Schedule of Subsidiaries
   *23.1     Consent of Counsel (to be included in Exhibit 5.1 hereto)
  **23.2     Consent of Coopers & Lybrand L.L.P. (Boston)
  **23.3     Consent of Coopers & Lybrand L.L.P. (Chicago)
  **23.4     Consent of Coopers & Lybrand L.L.P. (New York)
  **23.5     Consent of KPMG Peat Marwick LLP
  **24.1     Powers of Attorney
  **27.1     Financial Data Schedule


---------------


 * To be filed by amendment.
** Previously filed.
 + Certain portions of this Exhibit have been omitted pursuant to a confidential treatment request filed with the Commission. The omitted portions have been filed separately with the Commission.